SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              Comdial Corporation
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            COMDIAL CORPORATION


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON APRIL 27, 1995


TO THE STOCKHOLDERS OF
COMDIAL CORPORATION:

     The Annual Meeting of Stockholders of Comdial Corporation, a Delaware corporation (the "Company"), will be held on April 27, 1995, at 9:00 a.m. Eastern Time, in the Ballroom at The Boar's Head Inn, Route 250 West, Charlottesville, Virginia 22905, for the following purposes:

     1. To elect to the Board of Directors two (2) directors to serve for three-year terms expiring at the Annual Meeting of Stockholders to be held in 1998, one (1) director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders to be held in 1997, and one
(1) director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders to be held in 1996;

     2.  To  consider  and vote  upon a  proposal  to approve  the Restated
Certificate  of  Incorporation  of   the  Company  as  set  forth   in  the
accompanying Proxy Statement;

     3. To ratify the selection of the firm of Deloitte & Touche LLP as the Company's independent auditors for the current year; and

     4. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

     Only stockholders of record at the close of business on March 14, 1995, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

     PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                              By Order of the Board of Directors



April 4, 1995                      Wayne R. Wilver, Secretary

                       ANNUAL MEETING OF STOCKHOLDERS
                                     OF
                            COMDIAL CORPORATION

                               APRIL 27, 1995


                              PROXY STATEMENT




                            GENERAL INFORMATION


     The Annual Meeting of Stockholders of COMDIAL CORPORATION, a Delaware corporation (the "Company"), will be held on April 27, 1995, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting and any continuation or adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to the stockholders on or about April 4, 1995. The executive offices of the Company are located at 1180 Seminole Trail, Charlottesville, Virginia 22901; and the mailing address for such offices is Post Office Box 7266, Charlottesville, Virginia 22906-7266.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the election of four nominees for director ("Proposal No. 1"). The stockholders will also be asked to consider and vote upon a proposal ("Proposal No. 2") to approve a restatement of the Company's Certificate of Incorporation which includes certain amendments. The amendments are discussed in detail in this Proxy Statement and a copy of the proposed Restated Certificate of Incorporation is annexed to this Proxy Statement as Annex I. In addition, the stockholders of the Company will be asked to ratify the Company's selection of the firm of Deloitte & Touche LLP ("D&T") as the Company's independent auditors for the current year ("Proposal No. 3").

     If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), represented thereby will be voted, where specification is made by the stockholder on the form of proxy, in accordance with such specification. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote the shares represented thereby "FOR" the election of each of the named nominees for director and "FOR" each of the other proposals listed on the proxy card. If necessary, and unless the shares represented by the proxy are voted against the proposals herein, the persons named in the enclosed proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. Any stockholder may revoke his proxy by delivery of a new later dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

     Only stockholders of record at the close of business on March 14, 1995 have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, [21,054,842] shares of Common Stock and 750,000 shares of the Company's Series A 7-1/2% Cumulative Convertible Redeemable Preferred Stock, par value $10.00 per share (the "Series A Preferred Stock") were outstanding. Each holder of record of Common Stock is entitled to one vote for each share held on all matters voted upon. As discussed below, the holder of record of the Series A Preferred Stock, PacifiCorp Credit, Inc., a Delaware corporation ("PCI") will be entitled to vote separately as a class on Proposal No. 2, but will not be entitled to vote on any of the other proposals presented at the Annual Meeting.

     Presence in person or by proxy of the holders of [10,527,421] shares of Common Stock will constitute a quorum at the Annual Meeting for purposes of Proposal No. 1 and Proposal No. 3. In addition to this quorum requirement, presence in person or by proxy of the holders of at least 375,001 shares of Series A Preferred Stock will be required to constitute a quorum for purposes of Proposal No. 2. Assuming the applicable quorum is present, the affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act upon the election of a nominee for director, the affirmative vote of at least sixty percent (60%) of the outstanding shares of Common Stock entitled to vote and at least sixty-seven percent (67%) of the outstanding shares of Series A Preferred Stock will be required to approve Proposal No. 2, and the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including Proposal No. 3.

     With regard to Proposal No. 1, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals, stockholders may vote in favor of or against such proposal or ratification, or they may abstain from voting. In accordance with applicable law, the treatment and effect of abstentions and broker non-votes are as follows. If a stockholder registers an abstention vote by checking the "ABSTAIN" box on the proxy card, no favorable vote is cast and therefore the abstention vote has the effect of a vote against the proposal. Thus, an abstention from voting on a matter has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently. If a broker or other nominee holding shares of Common Stock for beneficial owners has voted on one or more matters pursuant to discretionary authority or instructions from beneficial owners, but does not vote on other matters because the broker or nominee has not received instructions from beneficial owners and does not have the right to exercise discretionary voting power, such broker non-votes have no effect on the vote with respect to such other matters. That is, broker non-votes are not counted as votes for the proposal or as votes against the proposal and, in the case of Proposal No. 1 and Proposal No. 3, are not counted in determining the number of votes needed in order for a proposal to be approved.

     The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (a) matters which may be presented at the Annual Meeting at the request of public stockholders and with respect to which the Company has not received notice at the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the Annual Meeting and which are not referred to in the enclosed Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person or by telephone, telegraph, or mail. Further, the Company will also request record holders of Common Stock who are brokerage firms, custodians, and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.


      SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 6, 1995, as to shares of Common Stock owned by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, and (ii) each director and nominee for director of the Company (iii) each executive officer of the Company, and (iv) all directors and officers as a group, together with their respective percentages.

                                             AMOUNT AND NATURE       % OF CLASS
          NAME OF PERSON OR                    OF BENEFICIAL          (IF MORE
     NUMBER OF PERSONS IN GROUP                OWNERSHIP(1)          THAN 1%)(2)

 PacifiCorp Credit, Inc.
 825 N. E. Multnomah Street
 Suite 775
 Portland, Oregon  97232-2152              11,292,308     (3), (4)      47.8%

 ALLTEL Corporation
 One Allied Drive
 Little Rock, Arkansas  72202               1,266,667     (3)            6.0%

 Dimensional Fund Advisors, Inc.
 1299 Ocean Avenue, Suite 650
 Santa Monica, California  90401            1,101,700     (3), (5)       5.2%


 A. M. Gleason   . . . . . . .             11,366,808     (6), (12)      48.1%
 Michael C. Henderson  . . . .             11,292,308     (7)            47.8%
 William E. Porter   . . . . .                 20,000     (8), (12)         *
 John W. Rosenblum   . . . . .                 40,000     (9), (12)         *
 Dianne C. Walker  . . . . . . .               50,100    (10), (12)         *
 William G. Mustain  . . . . .                135,883    (11)               *
 Wayne R. Wilver . . . . . . .                 73,333    (13)               *
 Stephen C. Ayers  . . . . . .                 39,666    (14)               *
 Keith J. Johnstone  . . . . .                 20,536    (15)               *
 Lawrence K. Tate  . . . . . .                 62,750    (16)               *
 Ove Villadsen   . . . . . . .                 29,036    (15)               *
 All directors and officers
    as a group (10 persons)  .             11,838,112    (17)            49.6%
________________
 *   Less than one percent of the issued and outstanding shares of Common Stock.

 (1) The  amount and  percentage  of securities  beneficially  owned by  an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after February 6, 1995. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares.

 (2) Individual percentages have been rounded. Shares subject to outstanding stock options or warrants which the individual has the right to acquire within 60 days after February 6, 1995, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual, or any group including such individual, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual.

 (3) Based on information filed with the Securities and Exchange Commission by the reporting person.

 (4) Includes 2,570,799 shares issuable upon the conversion of 750,000 shares of Series A 7-1/2% Cumulative Convertible Redeemable Preferred Stock of the Company ("Series A Preferred Stock") held by PacifiCorp Credit, Inc. ("PCI"). A. M. Gleason, an incumbent director, is Vice Chairman and a director of PacifiCorp, an affiliate of PCI, and Michael C. Henderson, a nominee for director, is a Vice President of PacifiCorp Financial Services, Inc., also an affiliate of PCI. Mr. Gleason and Mr. Henderson each disclaim beneficial ownership of the shares of Common Stock and Series A Preferred Stock owned by PCI.

 (5) Dimensional Fund Advisors, Inc. ("DFA") is an investment advisor registered under the Investment Advisors Act of 1940, as amended. The shares reported in the table are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all such shares. No individual client of DFA is known to the Company to be the holder of more than five percent of the Company's Common Stock.

 (6) Includes 11,292,308 shares beneficially owned by PCI (see note 4). Mr. Gleason currently serves as PCI's nominee on the Board of Directors of the Company. In May 1995, Mr. Gleason is expected to retire as Vice Chairman and a director of PacifiCorp. PCI has named Mr. Henderson (see note 7) to replace Mr. Gleason as PCI's nominee on the Board of Directors, effective as of the Annual Meeting. Although Mr. Gleason will no longer be PCI's nominee, he has agreed to remain a member of the Board. His current term expires in 1997.

 (7) Mr. Henderson is not presently a director of the Company. Pursuant to an agreement between PCI and the Company dated October 31, 1991, so long as PCI or any of its affiliates owns at least 10% of the Company's outstanding Common Stock, the Company will nominate and use its best efforts to cause a nominee of PCI to become a member of the Board of Directors of the Company. Mr. Gleason currently serves as PCI's nominee (see note 6). Effective as of the Annual Meeting, Mr. Henderson will be PCI's nominee.

 (8) Includes 10,000 shares issuable upon the exercise of stock options.

 (9) Includes 10,000 shares issuable upon the exercise of stock options.

(10) Includes 20,000 shares issuable upon the exercise of stock options.

(11) Includes 73,333 shares issuable upon the exercise of stock options.

(12) Includes 10,000 shares issuable in February 1995 under the terms of the Company's 1992 Non-Employee Directors Stock Incentive Plan as a result of net income reported by the Company for the fiscal year ended December 31, 1994.

(13) Includes 33,333 shares issuable upon the exercise of stock options.

(14) Includes 16,666 shares issuable upon the exercise of stock options.

(15) All of the shares issuable upon the exercise of stock options.

(16) Includes 21,874 shares issuable upon the exercise of stock options.

(17) Includes 234,778 shares issuable upon the exercise of stock options and 11,292,308 shares beneficially owned by PCI (see note 4).

     The shares of Series A Preferred Stock held by PCI are non-voting, except as follows. In addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock is required to effect the dissolution of the Company, the sale, lease, exchange of all or substantially all of its property and assets, the merger or consolidation of the Company with or into any other entity, or the voluntary bankruptcy of the Company. In addition to the foregoing, and in addition to any other vote required by law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required to (i) create any class or series of stock ranking prior to or in parity with the Series A Preferred Stock as to dividends or upon liquidation or (ii) alter or change any of the preferences, privileges, rights, or powers of the holders of the Series A Preferred Stock so as to adversely affect such preferences, privileges, rights, or powers. In addition, the holders of Series A
Preferred Stock have the right to elect two members of the Board of Directors or such greater number as is necessary to equal at least 40% of the Board, if the Company does not pay four consecutive quarterly dividends required by the terms of the Series A Preferred Stock.

                               PROPOSAL NO. 1

                           ELECTION OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Nominees For Director

     The Board of Directors is currently comprised of five members, divided into three classes. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are chosen and have qualified. The two directors whose three-year terms are expiring in 1995 are William G. Mustain and John W. Rosenblum. Messrs. Mustain and Rosenblum each has been nominated for re-election as a director at the Annual Meeting.

     At its regular meeting held on July 19, 1994, the Board of Directors increased the number of directors from four to five, thereby creating a new directorship in the class of directors whose terms expire in 1997, and chose William E. Porter to fill the newly created directorship. In accordance with ARTICLE SEVENTH, Paragraph (e) of the Company's Certificate of Incorporation, a director chosen by the Board to fill a vacancy or to fill a newly created directorship must stand for election at the next annual election of directors. Accordingly, Mr. Porter has been nominated for election as a director at the Annual Meeting. If elected, Mr. Porter will serve the remainder of a three-year term expiring at the Annual Meeting in 1997.

     In May 1995, A. M. Gleason is expected to retire as Vice Chairman and a director of PacifiCorp, PCI's parent company. Pursuant to an agreement between PCI and the Company dated October 31, 1991, so long as PCI or any of its affiliates owns at least 10% of the Company's outstanding Common Stock, the Company must nominate and use its best efforts to cause a nominee of PCI to become a member of the Board of Directors of the Company. Mr. Gleason currently serves on the Board of Directors as PCI's nominee (see note 6 to the table appearing under "Securities Ownership of Certain Beneficial Owners and Management" above).

     Pursuant to the agreement, PCI has named Michael C. Henderson to replace Mr. Gleason as PCI's nominee, effective as of the Annual Meeting. Although Mr. Gleason will no longer be PCI's nominee, he has agreed to remain a member of the Board. His current term expires in 1997.

     In connection with the foregoing, at its regular meeting held on February 16, 1995, the Board of Directors increased the number of directors from five to six, thereby creating a new directorship in the class of directors whose terms expire in 1996. To fill this vacancy, Mr. Henderson has been nominated for election as a director at the Annual Meeting. If elected, Mr. Henderson will serve the remainder of a three-year term expiring at the Annual Meeting in 1996.

     The remaining two directors will continue to serve as set forth below. In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Messrs. Mustain, Rosenblum, Henderson, and Porter. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director. Each of the nominees has agreed to serve as a director if elected, however, and the Company believes that each of them will be available to serve.

     The names and ages of the directors continuing in office and the nominee, their principal occupations or employment during the past five years, and other data regarding them is set forth below.


              Nominees for Election to the Board of Directors
                          Terms Expiring in 1998:

WILLIAM G. MUSTAIN

Mr. Mustain, age 53, is President and Chief Executive Officer of the Company. He joined the Company as Vice President in June 1987 and assumed his current position in May 1989. Mr. Mustain was Vice President of Operations (Engineering and Manufacturing) for Norand Corporation from 1983 to 1987. From 1964 to 1983, he held various engineering and manufacturing positions with General Electric Company. He has served as a director of the Company since 1989 and is a member of the Nominating Committee of the Board of Directors.


JOHN W. ROSENBLUM

Mr. Rosenblum, age 51, is a Tayloe Murphy Professor of Business Administration at the Darden Graduate School of Business Administration at the University of Virginia. He is also a director of Chesapeake Corporation, Cadmus Communications Corp., and T. Rowe Price Associates. Mr. Rosenblum has served as a director of the Company since 1992 and is a member of the Compensation Committee of the Board of Directors.


               Nominee for Election to the Board of Directors
                           Term Expiring in 1997:

WILLIAM E. PORTER

Mr. Porter, age 49, is Vice President - Project Future of Trigon Corporation (formerly Blue Cross Blue Shield of Virginia). Between 1992 and May 1994, Mr. Porter was a Vice President of the Integrated Systems Division of Century Technologies Corporation, a systems integration company. Between 1990 and 1992, Mr. Porter served as Deputy Chief of Staff for the Governor of the Commonwealth of Virginia and as Deputy Secretary of Commerce and Trade. He served as a director of the Metropolitan Washington Airports Authority between 1992 and 1994 and as a director of Virginia's Center for Innovative Technology in 1993. Mr. Porter has served as a director of the Company since July, 1994 and is a member of the Audit, Compensation, and Nominating Committees of the Board of Directors.


               Nominee for Election to the Board of Directors
                           Term Expiring in 1996:

MICHAEL C. HENDERSON

Mr. Henderson, age 48, is President of PacifiCorp Financial Services, Inc. ("PFS"), a diversified financial services company owned by PacifiCorp. He has also served as Chairman of Pacific Generation Company, a wholly-owned subsidiary of PacifiCorp engaged in the development and operation of independent power projects, and is currently responsible for its day-to-day operations. Prior to April 1993, Mr. Henderson was Vice President - Community and Energy Services of PacifiCorp. Between April 1991 and April 1992, Mr. Henderson served as Senior Vice President - Portfolio Management of PFS and in that capacity held various management positions in companies in which PFS held equity interests. Between 1986 and 1990, Mr. Henderson was President and Chief Executive Officer of Crescent Foods, Inc., a producer of spices, extracts and nutmeats. Prior to 1986, Mr. Henderson was a certified public accountant with Deloitte & Touche, an independent auditing firm, for seventeen years, where he was partner in charge of consulting services in the Pacific Northwest. Mr. Henderson has not previously served as a director of the Company.


           Member of the Board of Directors Continuing in Office
                           Term Expiring in 1997:


A. M. GLEASON

Mr. Gleason, age 65, is Vice Chairman and a director of PacifiCorp, a diversified public utility. Prior to January 1994, Mr. Gleason was President and Chief Executive Officer of PacifiCorp. He is also a director of Tektronix, Inc., Blount, Inc., and Fred Meyer, Inc. Mr. Gleason has served as a director of the Company since 1981 and is a member of the Compensation and Nominating Committees of the Board of Directors.


           Member of the Board of Directors Continuing in Office
                           Term Expiring in 1996:

DIANNE C. WALKER

Ms. Walker, age 38, is an independent consultant. Prior to January 1995, she was a consultant to Bear Stearns & Co. Inc., an investment banking firm. Prior to August 1992, she was a consultant to (between April 1990 and July 1991, Vice President of) Kidder Peabody & Co., Inc., an investment banking firm. Between 1988 and 1990, Ms. Walker was a consultant to Pacific Telecom, Inc., a telecommunications company. She is also a director of Satellite Technology Management, Inc., Catalina Marketing Corporation, Arizona Public Service Company, and Microtest, Inc. Ms. Walker has served as a director of the Company since 1986 and is a member of the Audit Committee of the Board of Directors.


Board Meetings

     The Board of Directors held four regularly scheduled meetings and two special meetings in 1994. During 1994 all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing Committees on which they served.


Committees

     The  Board   of  Directors  has  standing   Audit,  Compensation,  and
Nominating Committees as well as certain other Committees.

     The Audit Committee held two meetings in 1994. Its principal functions are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year, to review the plan and results of the audit by the independent auditors, and the scope, results, and adequacy of the Company's systems of internal accounting controls and procedures. In addition, the Audit Committee reviews the independence of such auditors and reviews their fees for audit and non-audit services rendered to the Company. During 1994, the members of the Audit Committee included Messrs. Rosenblum (Chair) and Gleason and Ms. Walker. Prior to April 1994, Max E. Bobbitt, a former director, also served on and chaired this committee. Since July 1994, the Audit Committee has consisted of Ms. Walker (Chair) and Mr. Porter.

     The Compensation Committee held five meetings in 1994. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plans of the Company. The Report of the Compensation Committee on executive compensation is set forth on page 14 of this Proxy Statement. During 1994, the members of the Compensation Committee included Messrs. Gleason (Chair) and Rosenblum. Prior to July 1994, this committee also included Ms. Walker. In February 1995, the Board added Mr. Porter as a member of this committee.

     The Nominating Committee held three meetings in 1994. Prior to July 1994, the members of the Nominating Committee included Messrs. Gleason (Chair) and Rosenblum and Ms. Walker. Prior to April 1994, Mr. Bobbitt also served on this committee. Since July 1994, the Nominating Committee has consisted of Messrs. Porter (Chair), Gleason, and Mustain. The principal functions of the Nominating Committee are to review candidates and recommend to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Comdial Corporation, 1180 Seminole Trail, P. O. Box 7266, Charlottesville, Virginia 22906-7266. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the Company's Proxy Statement released to its stockholders in connection with the previous year's annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of capital stock of the Company that will be voted for each proposed nominee and the number of shares of capital stock of the Company owned by the notifying stockholder. The Chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure.

    By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors. However, they may have the effect of precluding a contest for the election of directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of directors.

    A stockholder interested in nominating a person for election as a director at the Annual Meeting of Stockholders to be held in 1996 should notify the Company in the manner described above on or before December 6, 1995.

     The Board has also designated as a standing committee a Pension Committee and may establish other committees from time to time.


Compensation of Directors

     Non-employee directors of the Company receive a monthly director's fee of $1,000. In addition, the Board of Directors, with the approval of the stockholders, adopted the 1992 Non-Employee Directors Stock Incentive Plan (the "Directors Plan") in 1992. Under the Directors Plan, a director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and has not been an employee for a period of at least one year is eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 600,000 shares of Common Stock is reserved for issuance under the Directors Plan. The Directors Plan provides that
(i) each newly-elected director who is eligible to participate in the plan on the date of his or her first election to the Board automatically receive an option to purchase 10,000 shares of Common Stock, and (ii) for each fiscal year in which the Company has net income, each then director receive in the following year an automatic award of 10,000 shares of Common Stock. Directors Gleason, Porter, Rosenblum, and Walker each received an automatic award of 10,000 shares of Common Stock on February 23, 1995, as a result of net income reported by the Company for the fiscal year ended December 31, 1994.

     All stock options granted under the Directors Plan are non-statutory options. The option exercise price is the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director and in no event may any such option be exercised more than ten years after the date of grant.

     Mr. Mustain, the only employee of the Company who is a member of the Board of Directors, receives no additional compensation for serving as a director.


Executive Officers of the Company

     The following table lists the executive officers of the Company. All executive officers are appointed annually by and serve at the discretion of the Board of Directors of the Company.

                               POSITION                   BUSINESS EXPERIENCE
    NAME AND AGE            WITH THE COMPANY            DURING PAST FIVE YEARS
 William G. Mustain (53)  President and Chief                      *
                          Executive Officer

 Wayne R. Wilver (61)     Senior Vice President,    Mr. Wilver joined the Company
                          Chief Financial           in July 1986 as Vice President,
                          Officer, Treasurer, and   Chief Financial Officer,
                          Secretary                 Treasurer, and Secretary and
                                                    assumed his present position in
                                                    May 1989.  Between 1983 and
                                                    1986, Mr. Wilver served as Vice
                                                    President-Finance and Business
                                                    Management and Treasurer to the
                                                    U.S. Committee for Energy
                                                    Awareness. Prior to 1983, he
                                                    held various management
                                                    positions with General Electric
                                                    Company, including Chief
                                                    Financial Executive of its
                                                    Mobile Communications Business
                                                    division.

 Stephen C. Ayers (40)    Vice President            Mr. Ayers joined the Company in
                                                    November 1988 as Vice
                                                    President. Prior to that time,
                                                    he held various sales
                                                    management positions with
                                                    BellSouth Communications
                                                    Systems, Inc., a subsidiary of
                                                    BellSouth, Inc.

 Keith J. Johnstone (48)  Vice President            Mr. Johnstone was elected Vice
                                                    President of the Company in May
                                                    1990.  He has been employed in
                                                    various positions with Comdial
                                                    Business Communications Corpor-
                                                    ation or its predecessor since
                                                    1980, including Director of
                                                    Customer Service, Director of
                                                    Materials, Director of Manufac-
                                                    turing Systems, and Plant
                                                    Manager.



                                                          continued on next page




                               POSITION                   BUSINESS EXPERIENCE
    NAME AND AGE            WITH THE COMPANY            DURING PAST FIVE YEARS
 Lawrence K. Tate (52)    Vice President            Mr. Tate was elected Vice
                                                    President of the Company in
                                                    November 1982.  Between 1969
                                                    and 1982, he held various
                                                    management positions, including
                                                    Vice President- Manufacturing
                                                    Operations, for Stromberg-
                                                    Carlson Telephone Systems,
                                                    Inc., which operated the Char-
                                                    lottesville manufacturing
                                                    facility before the Company
                                                    acquired the facility in
                                                    October 1982.

 Ove Villadsen (54)       Vice President            Mr. Villadsen was elected Vice
                                                    President of Comdial Business
                                                    Communications Corporation, a
                                                    subsidiary of the Company, in
                                                    November 1982, and was elected
                                                    Vice President of the Company
                                                    in May 1989.  He has been
                                                    employed in various management
                                                    positions with the Company or
                                                    its predecessor since 1980.

______________

     * See "Election of Directors - Nominees for Election to the Board of Directors: Terms Expiring in 1998."


Family Relationships

     There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.


Executive Compensation

     The Securities and Exchange Commission has adopted regulations to make disclosure of cash and equity-based executive compensation easier to understand and more relevant to stockholders. The required information is comprised of a five-year stock performance graph, a report from the Company's Compensation Committee of the Board of Directors, a summary compensation table, and additional tables which provide further details on stock options and pension benefits.


   Five Year Total Stockholder Return

     The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1989 through December 31, 1994, from an investment of $100 in (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) a peer group index constructed by the Company (the "Peer Group Index").

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
         COMDIAL CORPORATION COMMON STOCK, THE NASDAQ MARKET INDEX,
                          AND THE PEER GROUP INDEX



                              (PERFORMANCE GRAPH)



                      1989     1990      1991      1992      1993      1994

Comdial Corporation $100.00   $90.91    $63.34    $63.64    $472.73   $427.27
The Nasdaq Index    $100.00   $81.12   $104.14   $105.16    $126.14   $132.44
Peer Group Index    $100.00   $32.74    $30.14    $69.18    $196.15   $136.20

     The Nasdaq Market Index tracks the aggregate price performance of equity securities of companies traded on the National Association of Securities Dealers Automated Quotation - National Market System ("Nasdaq-NMS"). The Company's Common Stock is traded on the Nasdaq-NMS.

     Media General Financial Services supplied the necessary information to construct the table, including the Peer Group Index. The Peer Group Index consists of the following companies: ExecuTone Information Systems, Inc., Inter-Tel, Inc., and Mitel Corporation. The Company selected these three companies as the peer group because their lines of business most closely match the lines of business in which the Company is currently primarily engaged. A fourth company, TIE Communications, Inc., was excluded from the peer group because that company recently underwent a restructuring and, as a result, current financial data is not available. Although AT&T and Northern Telecom are also major competitors of the Company, these two companies have been excluded from the peer group because they are much larger than the Company and derive most of their revenues from other lines of business. The returns of each peer group issuer have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

     The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indices, may not be representative of a company's financial performance for given periods of time.


   Report of the Compensation Committee of the Board of Directors

     The  Company's  executive  compensation   package  for  its  executive
officers consists of three elements: base salary, annual performance-based bonus, and stock option grants.

     Compensation Principles. The Committee believes that the executive compensation package should provide incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. The three elements of the compensation plan are designed to achieve this objective. The base salaries are set at the minimum necessary to attract and retain qualified people with a significant portion of the cash compensation being in the form of performance-based bonuses dependent upon meeting specified annual goals. Stock option grants are intended to serve as an incentive to achieve the overall longer-term objective.

     Prior to 1985, the Company was primarily focused on the residential telephone business. Since that time, the Company has redirected its efforts to the small business telephone systems market. In this endeavor, the Company was first profitable in 1990 and, with the exception of a modest loss in 1991, the Company has been profitable each year thereafter.

     The Company will continue its efforts to further improve financial stability while striving to increase sales and improve profits with the ultimate objective of enhancing stockholder value.

     Salaries. In general, base salary levels are set at the minimum levels believed by the Committee to be sufficient to attract and retain qualified executives, when considered with the other components of the executive compensation package. Annually, the Committee reviews the compensation of the executive officers. In addition, the Committee examines the report of an independent research company showing the
compensation  paid by  companies in the  same or  similar industries.   The
Committee considers the remuneration analysis in conjunction with the Company's overall performance as measured by achievement of the Company's objectives and the development and succession of sound management practices and skilled personnel.

     The Company's primary objective, as noted above, has been the reduction of expenses, the repayment of debt, and the development of new products. In order to attract and retain qualified executive personnel, base salary levels have reflected a necessary balance between (i) the competitive level set by the industry and (ii) the relatively low profitability the Company has achieved.

     Effective as of February 27, 1995, the Committee set the annual salary of Mr. Mustain (the Company's President and Chief Executive Officer) at $215,000, representing a 16.2% increase over Mr. Mustain's previous salary, which had been in effect without increase since 1992. The Committee believes that Mr. Mustain is performing an extremely valuable function in leading the Company in its successful efforts in its current markets and its entry into the new areas of international and computer telephony.

     Bonuses. Prior to 1993, the Committee at year-end considered granting bonuses to officers based upon the profitability of the Company for the year and an evaluation of the contributions of each officer.

     Beginning in 1993, the Committee has established a more formal plan for the awarding of bonuses to officers. The plan consists of two clearly defined objectives: cash generation and profitability. The Committee believes that these objectives are supportive of the Company's continued focus on improved financial stability and debt reduction.

     In line with this defined plan and the Company's performance in 1994, the Committee awarded bonuses to each of the Company's six executive officers, totaling 26% of the officers' aggregate base salaries. The Committee awarded Mr. Mustain a bonus of $69,375 or 37.5% of his base salary.

     Stock Options. Stock options comprise one part of the executive compensation package. This component is intended to encourage key employees to remain in the employ of the Company by offering them an opportunity for ownership in the Company, and to provide them with a long-term interest in the Company's overall performance as reflected by the performance in the market of the Company's Common Stock. The Committee has established levels of stock option grants for various positions within the Company. Each year, the Committee evaluates the performance of each employee within the various positions eligible to receive stock options, and in its discretion makes awards up to the established level on the basis of performance by each person to whom a grant is made, and such person's contribution towards achieving the Company's overall objectives.

     During 1994, 56 eligible employees were awarded stock options to acquire a total of 266,000 shares of the Company's Common Stock. Three of the Company's six executive officers were awarded stock options in 1994 totaling 40,000 shares.

     Pension Plan. The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan requires Company contributions for tax-deferred pension accruals, with the amount of contribution actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation and years of service. For highly compensated employees, such as the executive officers, the amount of benefit under the pension plan is limited in order to qualify under Federal tax laws. Following this report is a more detailed discussion of each of the components of the executive compensation package, including additional information regarding the pension plan.

               A. M. Gleason (Chair)     John W. Rosenblum

   Summary Compensation Table

     The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level, and (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.


                                    Summary Compensation Table:

                                                                                LONG-TERM
                                                                                 COMPEN-
                                                      ANNUAL COMPENSATION(1)     SATION
                                                                                           ALL OTHER
        NAME AND                                                                 OPTIONS    COMPEN-
        PRINCIPAL                                      SALARY(2)      BONUS      GRANTED    SATION(3)
        POSITION                          YEAR            ($)          ($)         (#)        ($)
 William G. Mustain                       1994          185,000       69,375           -     2,310
   President and Chief                    1993          185,000       84,000           -     2,249
   Executive Officer                      1992          181,343       25,000     200,000     2,182


 Wayne R. Wilver                          1994          124,231       18,750      20,000     2,174
   Senior Vice President and              1993          120,000       22,000           -     2,235
   Chief Financial Officer                1992          118,171       15,000      40,000     2,179


 Stephen C. Ayers                         1994          120,599       34,500           -     2,005
   Vice President                         1993          115,900       34,000           -     1,811
                                          1992          108,118       10,000      25,000         -

 Keith J. Johnstone                       1994           98,461       22,500           -     1,723
   Vice President                         1993           90,000       21,000           -     1,719
                                          1992           84,658       10,000      61,610     1,518


 Ove Villadsen                            1994          108,461       28,875      10,000     1,898
   Vice President                         1993          100,000       23,000           -     1,942
                                          1992           96,345       15,000      77,110     1,696

(1) While the five named individuals received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) The salaries shown in the Summary Compensation Table for 1994 have been in effect since February 14, 1994.

(3) Amounts set forth in the Summary Compensation Table under the heading "All Other Compensation" represent the matching contributions made by the Company to its 401(k) plan for the benefit of the named officer in the year indicated.


   Stock Options

     The Company has adopted the Comdial Corporation 1992 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan is intended to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The Company does not award stock appreciation rights under the Stock Incentive Plan. The Company has reserved a total of 2,400,000 shares of Common Stock for issuance pursuant to incentive awards made under the Stock Incentive Plan.

     The following table sets forth additional information concerning individual grants of stock options made under the Stock Incentive Plan during the last completed fiscal year to each of the named executive officers:

                     Option Grants In Last Fiscal Year                          POTENTIAL
                                                                            REALIZED VALUE AT
                                                                              ASSUMED ANNUAL
                                                                           RATES OF STOCK PRICE
                                                                              APPRECIATION
                              INDIVIDUAL GRANTS                             FOR OPTION TERM(1)


                                    % OF
                               TOTAL OPTIONS
                                 GRANTED TO   EXERCISE
                      OPTIONS    EMPLOYEES    OR BASE
                     GRANTED(2)   IN FISCAL    PRICE      EXPIRATION          5%           10%
  NAME                  (#)         YEAR      ($/SH)         DATE            ($)           ($)
 Wayne R. Wilver       20,000       7.5%       $3.53        2/01/04        $44,400       $112,518

 Ove Villadsen         10,000       3.8%       $3.53        2/01/04        $22,200       $ 56,259


(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) All options granted to the named officers were granted on February 1, 1994. One third of the options become exercisable on the first anniversary of the grant date, another third become exercisable on the second anniversary of the grant date, and the balance become exercisable on the third anniversary of the grant date. All of these options were granted with an exercise price equal to the market price of the Company's Common Stock on the grant date.


     The following table sets forth information concerning each exercise of stock options during the 1994 fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options, provided on an aggregated basis:

            Aggregated Option Exercises in Last Fiscal Year and
                 Fiscal Year-End Unexercised Option Values



         (A)                  (B)            (C)             (D)                       (E)

                                                           NUMBER OF           VALUE OF UNDER LYING
                                                           SECURITIES               UNEXERCISED
                                                          UNEXERCISED              IN-THE-MONEY(2)
                                                           OPTIONS AT                OPTIONS AT
                                                           FY-END (#)                FY-END ($)

                         SHARES ACQUIRED     VALUE(1)      EXERCISABLE/             EXERCISABLE/
       NAME              ON EXERCISE (#)   REALIZED ($)  UNEXERCISABLE             UNEXERCISABLE
 William G. Mustain          85,000         $259,950    123,333 / 66,667        $289,233 / $160,667

 Wayne R. Wilver                  -                -     66,666 / 33,334        $154,265 / $32,135

 Stephen C. Ayers                 -                -     16,666 / 8,334          $40,165 / $20,085

 Keith J. Johnstone          33,926         $112,188     20,536 / 20,538         $49,492 / $49,497

 Ove Villadsen               37,917         $122,414     25,703 / 35,704         $61,944 / $61,947

(1) The dollar values referred to in columns (C) and (E) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.


   Pension Plan

     The Company has a pension plan covering both salaried and hourly employees. Under the pension plan, actuarially computed contributions are made annually by the Company and benefits are determined primarily by average career compensation and years of service. The following pension plan table shows estimated annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications:

                               Pension Plan Table:

                               ESTIMATED ANNUAL BENEFITS PAYABLE BY THE
                          PLAN AT RETIREMENT WITH YEARS OF SERVICE INDICATED
    REMUNERATION
                            15        20         25         30         35
        ($)                 ($)       ($)        ($)        ($)        ($)
      100,000             27,184     36,245     45,306     54,368     63,429
      125,000             34,309     45,745     57,181     68,618     80,054
      150,000             41,434     55,245     69,056     82,868     96,679
      175,000             41,434     55,245     69,056     82,868     96,679
      200,000             41,434     55,245     69,056     82,868     96,679
      225,000             41,434     55,245     69,056     82,868     96,679
      250,000             41,434     55,245     69,056     82,868     96,679


     Effective as of January 1, 1994, the plan covers a participant's compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant's annual compensation taken into account under the plan for any year may be subject to certain limitations under the plan or in accordance with applicable law. As to Messrs. Mustain, Wilver, Ayers, Johnstone, and Villadsen, the amounts set forth in the Summary Compensation Table under the heading "Salary" are covered by the plan. As of December 31, 1994, Messrs. Mustain, Wilver, Ayers, Johnstone, and Villadsen have seven, eight, six, twelve, and twelve years of credited service, respectively.

     There are several different forms of benefit options available under the Company's pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and 65), Contingent Annuitant Option and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.


Indebtedness of Management

     Prior to 1985, the Company made loans to certain executive officers of the Company to assist such officers in the exercise of Company stock options and/or the payment of personal income taxes resulting from such exercise. The following table shows, as to each officer whose indebtedness exceeded $60,000, the largest aggregate amount of such indebtedness during fiscal year 1994 and the balance due the Company as of February 6, 1995. Each such loan is evidenced by a non-interest bearing promissory note secured by a pledge of the officer's shares of Company Common Stock and an assignment of the death benefit under his Company group life insurance policy. All of the loans described herein are accelerated and become immediately due and payable on termination of employment.



                         Indebtedness of Management

                                 LARGEST AGGREGATE
                             AMOUNT OUTSTANDING DURING    AMOUNT OUTSTANDING
 NAME AND PRINCIPAL              FISCAL YEAR 1994       AS OF FEBRUARY 6, 1995
       POSITION                         ($)                       ($)

  Lawrence K. Tate
   Vice President                     $176,064                  $172,713


Certain Relationships and Related Transactions

     Loans From PacifiCorp Affiliates. Prior to November 1991, the Company was indebted under a financing agreement with a group of banks, comprised of Manufacturers Hanover Trust Company, First Interstate Bank of
California, and Barclays Bank International Ltd. (the "Bank Group"). Effective November 1, 1991, the Company's remaining indebtedness to the Bank Group was assigned to PacifiCorp Holdings, Inc., then known as Inner PacifiCorp, Inc. ("PHI"). The Company and PHI entered into a loan restructuring agreement (the "Loan Restructuring Agreement") pursuant to which the Company's indebtedness to PHI was consolidated and restructured. Under the terms of the Loan Restructuring Agreement, PHI made various loans to the Company. The loans accrued interest at two and one-half percent (after October 31, 1993, three and one-half percent) above the prime rate of interest established from time to time by Morgan Guaranty Trust Company. As security for the loans, the Company granted PHI a security interest in substantially all of its accounts receivable, inventories, property, plant and equipment, and other assets.

     In connection with the loans, the Company agreed to certain financial and other covenants, including (i) maintenance of specified levels of consolidated net worth, working capital, and cash flow and (ii) restrictions on borrowing and dividend payments. The Company also agreed that, for so long as (i) PHI or any of its affiliates owns at least ten percent of the issued and outstanding shares of the Company's Common Stock or (ii) any principal or interest owed to PHI under the Loan Restructuring Agreement remained unpaid, the Company would nominate and use its best efforts to cause one nominee of PHI, as may be reasonably acceptable to the Company, to become a member of the Board of Directors.

     On December 1, 1993, the Company's indebtedness held by PHI was transferred to its wholly-owned subsidiary, PacifiCorp Financial Services, Inc., which in turn transferred the indebtedness to its wholly-owned subsidiary, PCI.

     On December 23, 1993, the Company and PCI entered into an agreement (the "Equity Agreement") pursuant to which, among other things, PCI agreed to accept 850,000 shares of Series A Preferred Stock in exchange for the cancellation of $8.5 million of the Company's existing indebtedness to PCI. The exchange was conditioned upon, among other things, payment in full by the Company of the balance of the indebtedness held by PCI.

     At a special meeting held on February 1, 1994, the stockholders of the Company approved the exchange and amendments to the Company's Certificate of Incorporation permitting the issuance of the Series A Preferred Stock. Immediately following the meeting, the Company and Shawmut Capital Corporation, then known as Barclays Business Credit, Inc. ("Shawmut Capital") entered into a loan and security agreement pursuant to which Shawmut Capital agreed to make a $6.0 million term loan and provide the Company with a $9.0 million revolving credit loan facility. The Company then issued 850,000 shares of Series A Preferred Stock to PCI in exchange for the cancellation of $8.5 million of the Company's indebtedness to PCI (then totaling $21.2 million) and paid the balance of such indebtedness to PCI using cash generated from operations and loan proceeds from Shawmut Capital.

     Each share of Series A Preferred Stock is convertible at the option of PCI into 3.427733 fully paid and nonassessable shares of Common Stock. The conversion ratio is subject to anti-dilution protection upon the occurrence of certain events, including (i) stock dividends or other distributions of the Common Stock, (ii) stock splits affecting the Common Stock, reverse stock splits, share exchanges, or reclassifications, (iii) certain issuances of Common Stock (or rights, warrants, or securities convertible or exchangeable into Common Stock) at a price per share (or having a conversion or exercise price per share) less than the market price, or (iv) a merger, consolidation, or other reorganization of the Company.

     In accordance with the Equity Agreement, in December 1994, the Company redeemed 100,000 shares of the Series A Preferred Stock held by PCI for $1 million in cash (an amount equal to the aggregate par value of such shares).

     PCI Piggyback Registration Rights. PCI has piggyback registration rights with respect to the Common Stock which it currently owns and with respect to shares of Common Stock issuable upon conversion of the Series A Preferred Stock. As a result, if the Company were to make a public offering of its Common Stock, PCI would have the right to include its shares in such offering, provided that the quantity of PCI shares so included would not, in the opinion of the underwriters, adversely affect the proposed offering by the Company.

     In December 1993, PCI exercised its piggyback rights to register 2,000,000 shares of Common Stock in conjunction with the demand registration of 500,000 shares of Common Stock issued to the Bank Group upon their exercise of certain warrants in November 1993. In July 1994, the Company's registration statement on Form S-3 registering these shares was made effective by the Securities and Exchange Commission.

     PCI Right  of First Refusal.   The Company has granted PCI  a right of
first refusal to purchase its pro rata share of any new securities which the Company may, from time to time, propose to sell and issue.

     Sales to ALLTEL Corporation and Pacific Telecom, Inc. During its most recent fiscal year, the Company had sales to ALLTEL Supply, Inc., a subsidiary of ALLTEL Corporation, and Pacific Telecom, Inc., an affiliate of PCI, totaling $12,400,000 and $45,000 respectively. The sales transactions occurred at substantially the same prices and terms as those with other distributors with whom the Company does business.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, during the fiscal year ended December 31, 1994, the Company's directors, executive officers, and stockholders beneficially owning more than ten percent of the Company's Common Stock complied with their respective Section 16(a) reporting requirements.


                               PROPOSAL NO. 2

             APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL


     The Board of Directors has declared advisable, and has submitted to the stockholders for approval, a restated Certificate of Incorporation (the "Restated Certificate of Incorporation") of the Company, in the form attached hereto as Annex I. The purpose of the Restated Certificate of Incorporation is to restate and integrate the Company's Certificate of Incorporation, as previously amended, and further to (i) amend ARTICLE SEVENTH to eliminate a provision specifying which class or classes of directors must have an uneven number of directors when the total number of directors is not evenly divisible by three and to clarify certain other provisions of ARTICLE SEVENTH governing the number and election of directors; (ii) amend ARTICLE NINTH to clarify the stockholder vote required to amend or repeal the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH or NINTH; and (iii) make certain clarifying and corrective changes not inconsistent with the Company's Certificate of Incorporation (the amendments described in clauses (i) through (iii) above are hereinafter sometimes referred to collectively as the "Amendments").

     ARTICLE SEVENTH contains various provisions governing the number, classes and terms of directors. Paragraph (b) of ARTICLE SEVENTH, which establishes three classes of directors having staggered terms, currently provides that if the authorized number of directors is not evenly divisible by three, then the extra director or directors must be assigned to a particular class or classes. The requirement that an extra director be assigned to a particular class is not required by Delaware law and prevents certain flexibility the Company would otherwise have in assigning directors to classes where there are multiple vacancies to be filled. The Amendments would eliminate this requirement, leaving only the requirement that the three classes of directors be as nearly equal in number as possible.

     Currently,  pursuant to Paragraphs (d)  and (e) of  ARTICLE SEVENTH, a director chosen by the Board to fill a vacancy or newly created directorship must stand for election at the next annual election of directors, even though the term of the class to which the director was assigned has not expired. This requirement is inconsistent with Delaware law, which provides that, in the case of a corporation the directors of which are divided into classes, a director chosen by the Board to fill a vacancy or newly created directorship will hold office until the next election of the class for which such director was chosen. The Amendments would eliminate the requirement, so that a director chosen by the Board to fill a vacancy or a newly created directorship would hold office until the next election of the class for which the director was chosen, in accordance with Delaware law.

     ARTICLE NINTH now provides that ARTICLES SIXTH, SEVENTH, EIGHTH, and NINTH of the Company's Certificate of Incorporation may not be amended or repealed in any respect unless approved "by the affirmative vote of the holders of not less than 60% of the total voting power of all outstanding voting stock" of the Company. In February 1994, the Certificate of Incorporation was amended to authorize the issuance of shares of preferred stock in one or more series and, pursuant to this authority, the Company issued shares of its newly designated Series A Preferred Stock to PCI. The shares of Series A Preferred Stock have limited voting rights, as described in the section of this Proxy Statement entitled "Stock Ownership of Certain Beneficial Owners and Management." Other series of preferred stock may be authorized by the Board ("Other Preferred Stock") having such voting rights as are provided in the resolution creating such preferred stock or as otherwise required by applicable law. Due to the issuance of shares of Series A Preferred Stock to PCI and the possibility that Other Preferred Stock may be issued in the future, the reference in ARTICLE NINTH to "all outstanding voting stock" is ambiguous and may be read to include not only Common Stock, but Series A Preferred Stock or Other Preferred Stock.

     To eliminate this ambiguity, the Amendments would amend ARTICLE NINTH to require only the affirmative vote of the holders of not less than 60% of the outstanding shares of Common Stock to amend or repeal ARTICLES SIXTH, SEVENTH, EIGHTH, or NINTH of the Company's Certificate of Incorporation. As a result of this Amendment, shares of Series A Preferred Stock or Other Preferred Stock issued in the future would not vote with the holders of Common Stock for the purpose of this special voting requirement. Thus, the effect of this Amendment would be to reestablish the supermajority voting rights of the holders of Common Stock as they existed prior to the issuance of the Series A Preferred Stock.

     In addition to the foregoing, the Amended and Restated Certificate of Incorporation contains certain clarifying and corrective changes to the Certificate of Incorporation not inconsistent with the Certificate of Incorporation.

     The Board of Directors believes that all of the foregoing amendments to the Company's Certificate of Incorporation are in the best interests of the Company.


                               PROPOSAL NO. 3

                 RATIFICATION OF THE SELECTION OF AUDITORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

     The Board of Directors, upon the recommendation of its Audit Committee, has selected the firm of D&T, certified public accountants and independent auditors, to serve the Company in those capacities for the year ending December 31, 1995 and recommends ratification of such selection by the stockholders. D&T has served as independent auditors for the Company since 1985. In addition to auditing the consolidated financial statements of the Company for the year ended December 31, 1994, D&T provided an audit of the Company's pension and 401(k) plans. Its representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

     In the event the proposal to ratify the selection of D&T is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for 1995 to stand unless the Board of Directors finds other reasons for making a change.

     The Board of Directors considers D&T to be well qualified to serve as the independent auditors for the Company.

     The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of D&T as independent auditors for 1995. Proxies solicited by the Board of Directors will be so voted unless stockholders otherwise specify in their proxies.


                               OTHER MATTERS

     Management is not aware of other matters which will come before the meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the meeting.


               STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any stockholder proposals to be considered by the Company for inclusion in the proxy materials for the 1996 Annual Meeting of Stockholders must be received by the Company no later than December 6, 1995.


                                   For the Board of Directors



                                   Wayne R. Wilver, Secretary

Charlottesville, Virginia
April 4, 1995



THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE 1994 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SECRETARY, COMDIAL CORPORATION, 1180 SEMINOLE TRAIL, P. O. BOX 7266, CHARLOTTESVILLE, VIRGINIA, 22906-7266.

*******************************APPENDIX************************************

                           [FRONT OF PROXY CARD]




                            COMDIAL CORPORATION


                  Proxy for Annual Meeting of Stockholders
                               April 27, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMDIAL
CORPORATION


    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 1995, and appoints William G. Mustain and Wayne R. Wilver, or either of them, as proxies, each with the power to appoint his or her substitute and to act alone, and authorizes them, or either of them, to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of Comdial Corporation held of record by the undersigned on March 15, 1995, at the Annual Meeting of Stockholders to be held on April 27, 1995, and at any adjournment thereof.

     The Board of Directors Recommends a Vote FOR Proposals 1, 2, and 3
                    appearing on the Reverse Side Hereof

                        [REVERSE SIDE OF PROXY CARD]


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are indicated, this proxy will be voted FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

     ___________________________   ________________
         ACCOUNT NUMBER                COMMON

1.      ELECTION OF DIRECTORS:  William G.  Mustain,   John W.  Rosenblum,
William E. Porter,   Michael C. Henderson

  FOR the nominees listed above   (  )              WITHHOLD AUTHORITY  (  )
                                           to vote for all nominees listed above

(Instruction: To withhold authority to vote for any individual nominee, draw a line through that individual's name above)

2.     APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION:

        FOR  (  )        AGAINST  (  )        ABSTAIN  (  )


3. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP as the Company's independent auditors for the current year:

        FOR  (  )        AGAINST  (  )        ABSTAIN  (  )

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                               PLEASE MARK YOUR CHOICE
                                         LIKE THIS ( )  IN BLUE OR BLACK INK.

                                             Date                    , 1995


                                             Signature

                                             Signature, if held jointly

                                             Please sign exactly as name appears
                                             hereon. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                 Annex I



                  Restated Certificate of Incorporation
                                   of
                           Comdial Corporation



     Comdial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Comdial Corporation. Comdial Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 6, 1982.

     2. Pursuant to, and in accordance with, Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates the certificates and other instruments comprising, and further amends the provisions of, the Certificate of Incorporation of this corporation and was duly adopted by the board of directors at a meeting held on February 16, 1995 and by vote of the corporation's stock entitled to vote thereon at the corporation's annual meeting of stockholders held on April 29, 1995.

     3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


     FIRST:    The name of this corporation is:

                           Comdial Corporation


     SECOND:   The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


     THIRD:    The aggregate number of shares of capital stock which the
corporation has the authority to issue is Thirty Two Million (32,000,000), which is divided into two classes as follows:

               Two Million (2,000,000) shares of Preferred Stock (Preferred Stock) with a par value of $10.00 per share, and

               Thirty Million (30,000,000) shares of Common Stock (Common Stock) with a par value of $0.01 per share.

                   The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

                           I.  Preferred Stock

          (1)  Issuance in Series.

          Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the board of directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Division I.

          (2)  Authority of the Board with Respect to Series.

          The board of directors is authorized, at any time and from time to time, to provide for the issuance of the shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto including, but not limited to, determination of any of the following:

               (i) The number of shares constituting that series and the distinctive designation of that series;

               (ii) The dividend rate or rates on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, the payment date or dates for dividends and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

               (v) Whether or not the shares of that series shall be redeem-able, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (vi) Whether that series shall have a sinking or retirement fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking or retirement fund;

               (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

               (viii) Any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the board of directors may deem advisable and are not inconsistent with the provisions of this Certificate of Incorporation.

          (3)  Dividends.

          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment in accordance with their respective preferential and relative rights before any dividends shall be paid or declared and set apart for payment on the outstanding shares of Common Stock with respect to the same dividend period.

          (4)  Liquidation.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential and relative amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          (5)  Reacquired Shares.

          Shares of Preferred Stock which have been issued and reacquired in any manner by the corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

          (6)  Voting Rights.

          Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock except as may be required by law or by this Certificate of Incorporation.


                            II.  Common Stock

          (1)  Dividends.

          Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

          (2)  Liquidation.

          In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The board of directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

          (3)  Voting Rights.

          Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the stockholders."


     FOURTH:   The corporation is to have perpetual existence.


     FIFTH:    In furtherance and not in limitation of the powers conferred by statute, the board of directors is authorized to adopt, amend and repeal the Bylaws of this corporation.


     SIXTH:    No action shall be taken by the stockholders of the
corporation except in an annual or special meeting of stockholders. Special meetings of the stockholders of the corporation for any purpose or purposes may be called by the Chairman of the Board and shall be called by the Chairman of the Board, or Secretary at the request in writing of a majority of the board of directors.


     SEVENTH: (a) The number of directors of the corporation shall be fixed from time to time in the manner set forth in the Bylaws.

     (b) The board of directors shall be divided into three classes, Class A, Class B and Class C, with each class as nearly equal in number as possible. Any inequality among the classes in the number of directors comprising such classes shall not impair the validity of any action taken by the board of directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Directors in office on the effective date of this Restated Certificate of Incorporation will continue to serve in the class to which they were elected or appointed and for the balance of their respective terms as they existed immediately prior to the effective date of this Restated Certificate of Incorporation.

     (c) In the event of any increase or decrease in the authorized number of directors, each director then serving shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her term, or his or her prior death, retirement or resignation.

     (d) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     (e) Vacancies in more than one class of directors shall be filled, and newly created or eliminated directorships shall be apportioned among the three classes of directors, so that the number of directors in each class will be as nearly equal as possible.


     EIGHTH:   The affirmative vote of the holders of not less than 60
percent of the total voting power of all outstanding shares of Common Stock of the corporation shall be required for the merger, consolidation or other business reorganization or combination of this corporation with any other corporation (collectively referred to as "Combination") or for the sale of all or substantially all the assets of this corporation (referred to as a "Sale") notwithstanding that applicable law would otherwise permit such a Combination or Sale with the approval of fewer shares or without the approval of any shares.


     NINTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of the holders of not less than 60 percent of the total voting power of all outstanding shares of Common Stock of the corporation shall be required to amend or repeal the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH and NINTH.


     TENTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


     ELEVENTH: The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.


     TWELFTH: No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after May 14, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation in respect of any acts or omissions occurring prior to such repeal or modification, or any such limitation existing at the time of such repeal or modification.


     4. The provisions of Comdial Corporation's Certificate of Designation of Series A 7-1/2% Cumulative Convertible Redeemable Preferred Stock, par value $10.00 per share, filed with the Secretary of State of the State of Delaware on February 1, 1994 shall specifically survive the restatement, integration and amendment effected by this Restated Certificate of Incorporation. A copy of the Certificate of Designation, without amendment or modification, is attached to this Restated Certificate of Incorporation as Exhibit A and is incorporated herein by reference.



          IN WITNESS WHEREOF, Comdial Corporation has caused this Restated Certificate of Incorporation to be duly executed by William G. Mustain, its President, and attested to by Wayne R. Wilver, its Secretary, and has caused the corporate seal to be affixed hereto, this ___ day of April, 1995.

                             COMDIAL CORPORATION



                             By:_______________________________________
                                William G. Mustain, President


(Corporate Seal)


ATTEST:


__________________________________
Wayne R. Wilver, Secretary

                                         Exhibit A to the Company's
                                   Restated Certificate of Incorporation


                       CERTIFICATE OF DESIGNATION

                                   OF

            SERIES A 7-1/2% CUMULATIVE CONVERTIBLE REDEEMABLE
                             PREFERRED STOCK


          Comdial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in Article THIRD of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly convened and held on February 1, 1994, adopted the following resolution creating a series of its Preferred Stock, par value $10.00, designated as Series A 7-1/2% Cumulative Convertible Redeemable Preferred Stock:

          RESOLVED, that a series of the class of authorized Preferred Stock, par value $10.00, of the Company be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as the "Series A 7-1/2% Cumulative Convertible Redeemable Preferred Stock" (hereinafter "Series A Preferred Stock") and the number of shares constituting such series shall be 850,000 and no more.

          Section 2.  Dividends and Distributions.

          (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for the payment of dividends, quarterly dividends per share payable in cash in the following amounts: $0.19 on the last day of March, $0.19 on the last day of June, $0.19 on the last day of September, and $0.18 on the last day of December in each year (each such date being referred to as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date which is after the date of issue of such shares of Series A Preferred Stock; provided, however, that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series A Preferred Stock shall be entitled pursuant to this paragraph (a) to receive the pro rata portion of such quarterly dividend on the basis of the number of days elapsed between the date of issue and the first Quarterly Dividend Payment Date.
Such dividends shall be cumulative and shall accrue from the date of issue until paid in cash.

          (b) Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis to all such shares of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payments of a dividend declared thereon, which record date shall be no more than 60 days nor less than 10 days prior to the date fixed for the payment thereof.

          (c) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Series A 7-1/2% Cumulative Convertible Redeemable Preferred Stock.

          Section 3. Voting Rights. The shares of Series A Preferred Stock shall not have any voting powers, either general or special, except as required by applicable law and as follows:

          (a) Without the affirmative vote of the holders of 67% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a class, the Company shall not amend its Certificate of Incorporation to, adopt a certification of designation to or otherwise (i) create any class of stock, issue any series of Preferred Stock or any other equity security ranking prior to or in parity with the Series A Preferred Stock as to dividends or upon liquidation or (ii) alter or change any of the preferences, privileges, rights or powers of the holders of the Series A Preferred Stock so as to affect adversely such preferences, privileges, rights or powers.

          (b) Without the affirmative vote of the holders of a majority of shares of Series A Preferred Stock at the time outstanding, voting separately as a class, the Company shall not effect the dissolution of the Company, the sale, lease, exchange of all or substantially all of its property and assets, authorize a merger or consolidation of the Company, or seek protection under the Federal Bankruptcy Code or any successor statute of similar import.

          (c) In the event that any four consecutive quarterly dividends upon the Series A Preferred Stock shall be in arrears and unpaid, the holders of Series A Preferred Stock shall have the exclusive and special right, voting separately as a class, to elect two (2) members of the Board of Directors or such greater number of members as is necessary to equal at least 40% of the total number of members of the Board of Directors at all times thereafter.

          Section 4. Certain Restrictions. Whenever quarterly dividends payable on shares of Series A Preferred Stock pursuant to the terms of
Section 2 are in arrears, then thereafter and until all accrued and unpaid dividends on shares of Series A Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Company shall not declare or pay dividends on, or make any other distributions on any shares of any series or class other than Series A Preferred Stock or purchase, redeem or otherwise acquire any shares of any series or class other than Series A Preferred stock.

          Section 5.  Redemption.

          (a) The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Company, in whole or in part, at any time upon not less than 30 days nor more than 90 days prior written notice to all holders of record of shares of Series A Preferred Stock to be so redeemed, at a redemption price equal to all accumulated but unpaid dividends to and including the date fixed for redemption of such shares (the "Redemption Date") plus an amount (the "Applicable Amount") equal to (i) during the four calendar years after the year of issuance of the Series A Preferred Stock, $10.00 per share or (ii) during each calendar year after the fourth year, an amount equal to the Applicable Amount in the preceding year plus $0.50 per share; provided that the redemption price per share for any transaction which results in the total number of shares of Series A Preferred Stock that have been redeemed (including the shares redeemed in such transaction) equaling at least ten percent (10%) of the total number of shares of Series A Preferred Stock which were originally issued, and for all subsequent transactions, shall be the same price as was in effect during the year preceding the transaction which results in the redemption of at least ten percent (10%) of the originally issued Series A Preferred Stock. Subject to delivery of certificates for the shares to be redeemed, the Company shall pay the Applicable Amount plus all accumulated but unpaid dividends on the Redemption Date.

          (b) Unless default shall be made in the payment in full of the redemption price and any accumulated and unpaid dividends, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares as stockholders of the Company by reason of the ownership of such shares shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of such shares on presentation and surrender of the respective certificates representing such shares. After the Redemption Date, such shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company except to the Company.

          (c) At any time on or after the Redemption Date, the respective holders of record of shares of Series A Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Company of certificates for the shares to be redeemed, such certificates, if required by the Company, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of transfer thereof duly executed in blank.

          Section 6. Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any other class or series of capital stock of the Company, an amount equal to $10.00 per share plus an amount equal to all dividends accrued thereon to and including the date of payment.

          Section 7.  Conversion.

          (a) Each share of Series A Preferred Stock shall be convertible at any time at the option of the holder thereof, into shares of Common Stock, the number of such shares of Common Stock to be determined by dividing the par value of the Series A Preferred Stock by $2.91738 (the initial conversion price for each share of Common Stock), subject to the adjustments hereinafter provided (such price as adjusted, the "Conversion Price").

          (b) Each holder of outstanding shares of Series A Preferred Stock may exercise the conversion right provided in paragraph (a) above as to all or any portion of the shares he holds by delivering to the Company during regular business hours, at the principal office of the Company or at such other place as may be designated in writing by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the Company (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security or other tax identification number) in which the certificate or certificates for shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date (the "Conversion Date") when such delivery is made. As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of shares of Common Stock to which he is entitled and a check or other order for the payment of cash due with respect to any fraction of a share, as provided in paragraph (c) below. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a shareholder of record on the Conversion Date, unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date.

          (c) The Company shall not issue any fraction of a share of Common Stock upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Company shall make an adjustment therefor in cash based on the Market Price of one share of Common Stock on the Conversion Date. The "Market Price" of a share of Common Stock on any date shall be deemed to be the average of the closing price of one share of Common Stock on the NASDAQ National Market System on each of the 20 consecutive trading days commencing 40 trading days before such date (a trading day being a day on which securities are traded in the NASDAQ National Market System).

          (d) The issuance of shares of Common Stock on conversion of outstanding shares of Series A Preferred Stock shall be made by the Company without charge for expenses or for any tax in respect of the issuance of such shares of Common Stock, but the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Company of the outstanding shares of Series A Preferred Stock converted, and the Company shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (e) Conversion Price Adjustments. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) (A) If the Company shall issue any Additional Stock (as defined below) without consideration or for a consideration per share that is less than the Market Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price shall forthwith (except as other-wise provided in this clause (i)) be adjusted as to equal the price determined by the following formula:


                OP    x   (P  x  N)  +  C  =    NP
                        (P x (N + n))
where

      NP = new Conversion Price,

      OP = old Conversion Price

      P = Market Price in effect immediately prior to the issuance of Additional Stock,

      N = the number of shares of Common Stock outstanding immediately prior to the issuance of Additional Stock (including for this purpose the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock at the Conversion Price in effect immediately prior to such issuance),

      C = the aggregate consideration to be received by the Company for the Additional Stock, and

      n = the number of shares of Additional Stock to be issued.

                   (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are thereby not required to be made shall be carried forward and shall be taken into account in any subsequent adjustment. Except to the limited extent provided for in Subsection 7(e)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Subsection 7(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                   (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                   (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                   (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                        (1)  subject to subparagraph (4) below, the
     aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 7(e)(i)(C) and 7(e)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the additional consideration, if any, to be received by the Company upon the exercise of such options or rights for the Common Stock covered thereby;

                        (2)  subject to subparagraph (4) below, the
     aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and the subsequent conversion or exchange thereof shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 7(e)(i)(C) and 7(e)(i)(D));

                        (3) in the event of any increase in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

                        (4) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Subsection 7(e)(i)(E)) by the Company after the date Series A Preferred Stock is first issued ("Issuance Date"), other than

                   (A) Common Stock issued pursuant to a transaction described in Subsection 7(e)(iii) hereof,

                   (B) Any shares of Common Stock issuable or issued to directors, employees or consultants of the Company directly or pursuant to a stock option or other plan, and

                   (C) Common Stock issued or issuable upon conversion of any outstanding Series A Preferred Stock.

               (iii) If the Company should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

               (iv) If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then, following the record date of such combination or reverse stock split, the applicable Conversion Price of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (v) In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, adequate provision shall be made by the Company or by the successor or purchasing business entity so that each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Stock immediately before the effectiveness of such consolidation, merger or conveyance, would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price of the Series A Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (f) Other Distributions. If the Company shall declare a distribution payable to holders of Common Stock in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Subsection 7(e)(iii), then, in each such case for the purpose of this Subsection 7(f), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          (g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger, sale of assets or other transaction provided for elsewhere in this Section 7), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion immediately before the effectiveness of such recapitalization would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (h) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 7, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, by first class mail, postage prepaid, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement setting forth (A) the consideration received or to be received by the Company for any Additional Stock, (B) the Conversion Price then in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

          (j) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (k)  Notices.  Any notice required by the provisions of this
Section 7 to be given to the holder of shares of Series A Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

          (l) Effect of Conversion After Certain Record Dates. If any shares of Series A Preferred Stock are converted into shares of Common Stock after the record date for the happening of any of the events described in subparagraphs (i), (ii) or (iii) of Section 7(e) but before the happening of such event the Company may defer, until the happening of such event, (i) issuing to the holder of shares of Series A Preferred Stock so converted the shares of Common Stock which he is entitled to receive because of the adjustments required pursuant to any such subparagraph and (ii) paying to such holder any cash in lieu of a fractional share pursuant to this Section 7.

          (m) Reservation of Stock Issuable on Conversion. Shares of Common Stock issued on conversion of shares of Series A Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Company. The Company shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding shares of Series A Preferred Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all of the outstanding shares of Series A Preferred Stock.

          Section 8. Transfer Restrictions. The holder of any shares of Series A Preferred Stock shall not transfer or purport to transfer any such shares unless he shall have given to the Company, through its Secretary, at least fifteen (15) business days' written notice of the proposed transfer, the number of shares proposed to be transferred, the price at which the proposed transfer is to be made, and the name of the prospective transferee. During such fifteen (15) business days, the Company shall have the sole option to exercise its right of redemption consistent with the terms of
Section 5 of this Certificate.

          IN WITNESS WHEREOF, Comdial Corporation has caused this Certificate of Designation to be duly executed by William G. Mustain, its President, and attested to by Wayne R. Wilver, its Secretary, and has caused the corporate seal to be affixed hereto, this 1st day of February, 1994.

                             COMDIAL CORPORATION



                             By: /s/ William G. Mustain
                                William G. Mustain, President


(Corporate Seal)


ATTEST:


 /s/  Wayne R. Wilver
Wayne R. Wilver, Secretary